SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Alamogordo Financial Corp.
Exact Name of Registrant as Specified in Its Charter)

United States	74-281948
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 East 10th Street, Alamogordo, New Mexico	88310
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	N/A
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-192233

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.10 per share
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Alamogordo Financial Corp. Capital Stock” and “Market Price and Dividend Information” in the Registrant’s Registration Statement on Form S-4 (File No. 333-192233) (the “Registration Statement”), initially filed with the SEC on November 8, 2014 and amended on February 10, 2014 and April 18, 2014, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Description of Alamogordo Financial Corp. Capital Stock” and “Comparison of Rights of Shareholders” in the Registration Statement.

Item 2.  Exhibits.

1.	Registration Statement on Form S-4 (File No. 333-192233) dated November 8, 2014, as amended on February 10, 2014 and April 18, 2014, is hereby incorporated by reference.

2.
Charter (incorporated by reference to the Registration Statement on Form SB-2 of Alamogordo Financial Corp. (File No. 333-92913), originally filed with the Securities and Exchange Commission on December 16, 1999, as amended on February 1, 2000).

3.
Bylaws (incorporated by reference to the Registration Statement on Form SB-2 of Alamogordo Financial Corp. (File No. 333-92913), originally filed with the Securities and Exchange Commission on December 16, 1999, as amended on February 1, 2000).

4.
Specimen Stock Certificate (incorporated by reference to the Registration Statement on Form SB-2 of Alamogordo Financial Corp. (File No. 333-92913), originally filed with the Securities and Exchange Commission on December 16, 1999, as amended on February 1, 2000).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALAMOGORDO FINANCIAL CORP.

Date: September 2, 2014	By:	/s/ Jill Gutierrez
Jill Gutierrez
President and Chief Executive Officer